Exhibit 10.11

SHARE EXCHANGE AGREEMENT

FOR RE-DOMICILING

This Share Exchange Agreement, dated as of September 1, 2020, (this “Agreement”) by and among SensaSure Technologies Inc, a Nevada corporation (“STI”) and SensAbues AB, a corporation formed under the laws of Sweden (“SENSA”).

RECITALS

WHEREAS , STI and SENSA believe it is in their respective best interests for the SENSA Shareholders to exchange their shares of SENSA common stock of the issued and outstanding shares of SENSA (the “SENSA Shares”) for STI shares (such shares being hereinafter referred to as the “STI Shares ”); and, STI believes it is in its best to acquire the SENSA Shares in exchange for the STI Shares, all upon the terms and subject to the conditions set forth in this Agreement (the “Share Exchange”); and,

WHEREAS, it is the intention of the parties that: (i) the Share Exchange shall qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”); and (ii) the Share Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended and in effect on the date of this Agreement (the “Securities Act”); (iii) that the share exchange shall re-domicile the company to the State of Nevada; and,

WHEREAS it is the intention of the parties that upon the Closing SENSA shall become a subsidiary of STI; and,

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto agree as follows:

EXCHANGE OF SENSA SHARES FOR STI SHARES

Agreement to Exchange SENSA Shares for STI Shares. On the Closing Date and upon the terms and subject to the conditions set forth in this Agreement, the SENSA Shareholders shall assign, transfer, convey and deliver 100% of his/her/their SENSA Shares to STI and, in consideration and exchange for the SENSA Shares, STI shall issue, transfer, convey and deliver STI Shares to the SENSA Shareholder.

Closing and Actions at Closing. The closing of the Share Exchange (the “Closing”) shall take place remotely via the exchange of documents and signatures at such time and date as the parties hereto shall agree orally or in writing (the “Closing Date”).

REPRESENTATIONS OF STI

STI represents and agrees that all the statements in the Share Exchange Agreement are true and complete.

Corporate Organization. SensaSure Technologies Inc. is a corporation duly organized, validly existing and in good standing under the laws of Nevada and has all requisite corporate power to enter into this Agreement.

Litigation. There is no action, suit, proceeding or investigation (“Action”) pending or, to the knowledge of STI, currently threatened against STI that may affect the validity of this Agreement or the right of STI to enter into this Agreement.

REPRESENTATIONS OF SENSA

SENSA represents and agrees that all of the statements in the Share Exchange Agreement are true and complete.

Corporate Organization. SensAbues AB is a corporation duly formed under the laws of the country of Sweden and has all requisite corporate power to enter into this Agreement.

Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of the SENSA Board of Directors after reasonable investigation.

Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties.

Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Nevada without giving effect to the choice of law provisions thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SENSASURE TECHNOLOGIES INC.

By:	/s/ JOHN TRAINOR
Signature

Name:	John Trainor
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Title:	Secretary and Director

SENSABUES AB

By:	/s/ HENRIK RAMMER
Signature

Name:	Henrik Rammer
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Title:	Chairman and Director

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